FIFTH AMENDMENT
TO
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (the “Plan”), as most recently amended and restated effective April 1, 2020, is hereby amended by this Fifth Amendment effective as of August 18, 2014. All terms defined in the Plan shall have the same meanings when used herein.

1.Section A-12 shall be amended to read as follows:

A-12    USI Industrial Services, Inc. The Employer shall not make matching contributions on behalf of its maintenance group Employees, other than such Employees included in payroll group 976, effective August 18, 2014. (The Employer’s payroll group 976 Employees are eligible for the standard matching contributions.)
                * * *
The Plan is amended effective as of the date specifically set forth above and executed by a duly authorized individual on the date set forth below.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

Date: 12-28-22

By: /s/ Jason L. Vollmer
    Jason L. Vollmer
    Chair

159738622.2